Exhibit 10.3
UNITED NATURAL FOODS, INC.

2020 EQUITY INCENTIVE PLAN
PERFORMANCE-BASED VESTING
RESTRICTED SHARE UNIT AWARD AGREEMENT

[cliff-vesting for employees]

This Performance-Based Vesting Restricted Share Unit Award Agreement (this “Agreement”) effective as of [ ] __, 20__, (the “Grant Date”) between United Natural Foods, Inc. (the “Company”) and __________________ (the “Participant”), evidences a Performance Award denominated in Restricted Share Units to the Participant under the United Natural Foods, Inc. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”). Except in the preceding sentence and where the context otherwise requires, the term “Company” shall include the Company and all present and future Subsidiaries. All capitalized terms that are used in this Agreement without definition shall have the meanings set forth in the Plan.

1.Definitions.

(a)    “Participant,” solely for the purpose of this Agreement, means the employee designated above.

(b)    “Performance Criteria” means the performance targets related to one or more performance goals set forth on Exhibit A hereto.

(c)    “Performance Period” means the period beginning on [ ] and ending on [ ].

(d)    “Restricted Share Unit” means a right to receive a payment in the form of any one Share of the Company’s common stock, par value $0.01 per share, subject to the terms and conditions set forth in this Agreement and in the Plan, following the successful attainment of the Performance Criteria to the satisfaction of the Committee.

2.    Grant of Restricted Share Units.  In consideration of services to be rendered by the Participant to the Company, the Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, [______] Restricted Share Units (the “Target Amount”). The Target Amount shall be subject to adjustment as provided in Section 4.3 of the Plan. This grant is conditional upon the Participant signing a counterpart of this Agreement and delivering such signed counterpart to the Company within sixty (60) days of this Agreement.

3.    Vesting & Effect of Termination.

(a)    Performance Criteria: Exhibit A hereto identifies the Performance Criteria and the levels of performance that must be achieved in order to receive payment of Shares at the percentage of the Target Amount specified in Exhibit A, based on achievement of the Performance Criteria, as determined in accordance with this Agreement and the Plan. The percentage of the Target Amount based on actual achievement of the Performance Criteria as of the last day of the Performance Period is referred to herein as the “Earned Amount.” Except as otherwise provided herein or in the Plan, if the Participant remains continuously employed by the Company throughout the Performance Period, the Participant will vest in the

Earned Amount, and any amount in excess of the Earned Amount will be forfeited. Prior to the issuance of any Shares in settlement of any Restricted Share Units, the Committee shall determine and certify in writing (which may be set forth in the minutes of a meeting of the Committee) the extent to which the Performance Criteria and all other material terms of this Agreement have been met. In making such determination, the Committee shall have the right to adjust the number of Shares payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance.

(b)    Retirement, Death, or Disability: In the event the Participant terminates employment on account of Retirement in the 365-day period beginning on the Grant Date (the “Grant Year”), the Pro-Rated Number of Restricted Share Units will vest at the end of the Performance Period. The “Pro-Rated Number” shall be the product of (i) the Earned Amount that the Participant would have earned had he or she not terminated employment on account of Retirement and (ii) the quotient of (A) the number of days beginning with the first day of the Performance Period and ending on the date the Participant’s employment is terminated as a result of Retirement and (B) 365, the number of days in the Grant Year (and, for the avoidance of doubt, no additional Restricted Share Units in which the Participant may have been entitled to vest in accordance with the Performance Criteria shall vest). In the event that the Participant terminates employment on account of Retirement before the end of the Performance Period but after the Grant Year, or in the event that the Participant dies or terminates employment on account of Disability at any time after the Grant Date then, at the conclusion of the Performance Period, the Participant (or the Participant’s estate or beneficiaries in the event of Participant’s death) will vest in the Earned Amount that the Participant would have earned had had his or her employment continued through the end of the Performance Period. The rights of the Participant (or the Participant’s estate or beneficiaries in the event of Participant’s death) in any event described in this Section 3(b) shall become non-forfeitable only at such time as the Shares issuable in settlement of such Restricted Stock Units would have been issued pursuant to Section 4 hereof had the Participant continued to be employed through the end of the Performance Period.

(c)    Change in Control: In the event this Award is assumed in connection with a Change in Control, the Committee shall make such adjustments to the Performance Criteria as are necessary to equitably account for the Change in Control. In the event the Participant’s employment with the Company or any successor to the Company is terminated without Cause, or the Participant terminates his or her employment for Good Reason, within twelve months after a Change in Control (and before the Restricted Share Units otherwise have become vested under Section 3(a) or (b)), the Participant shall vest in the Restricted Share Units at the Target Amount granted under Section 2 of this Agreement and the Participant’s rights to such vested amount of Restricted Share Units shall become non-forfeitable as of the date on which the Participant’s employment with the Company or its successor is terminated. In the event that this Award is not assumed by the Acquiror in connection with a Change in Control, the Participant shall vest in the Restricted Share Units at the Target Amount immediately prior to the Change in Control and shall settle immediately following the Change in Control (notwithstanding the longer period of time for settlement provided in Section 4 below).

(d)    Separation from Service without Cause: If the Participant’s employment with the Company is terminated as a result of a Separation from Service without Cause (as defined in the Plan), then:

(i) the PSU Separation Pro-Rated Number of performance-based Restricted Share Units shall continue to vest, on the same terms that such performance-based Restricted Share Units would have vested had the Participant remained an employee, but without the requirement of continued employment; and

(ii) any remaining performance-based Restricted Share Units not vesting as provided above shall be forfeited effective as of the date of separation.
    Notwithstanding the foregoing, the vesting and payout of any performance-based Restricted Share Units pursuant to this Section 3(e) shall be subject to the satisfaction of any conditions required for payout of the performance-based Restricted Share Units pursuant to this Agreement and the Plan.

The “PSU Separation Pro-Rated Number” for performance-based Restricted Share Units shall be the product of (A) the total number of performance-based Restricted Share Units and (B) the quotient of (1) the number of days beginning on the first day of the Performance Period and ending on the date of separation, and (2) the total number of days in the Performance Period (for example 1,095 days for a three-year performance period).

(e)    Except as provided in Section 3(b), (c), or (d) above or as otherwise provided in any written agreement by and between the Company and the Participant, if the Participant’s employment with the Company terminates for any reason prior to the expiration of the Performance Period, all then-unvested Restricted Share Units shall be canceled immediately and shall not be payable to the Participant.

(f)    In case of any conflict between the terms of this Section 3 and any written employment agreement between the Company and the Participant, the terms of such written employment agreement shall control.

4.    Payment. The Company shall issue to the Participant one Share for each Restricted Share Unit which has become vested with respect to the Performance Period pursuant to Section 3 of this Agreement. The payment of the Shares shall be made to the Participant (or the Participant’s assignee or beneficiary if permitted by the Plan or the Committee) in accordance with the Company’s grant and award policy no later than March 15th of the calendar year next following the calendar year in which the Performance Period ends and may be made as a book-entry confirmation or through the issuance of a certificate evidencing such Shares.

5.    Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares which may be issued upon the vesting of the Restricted Share Units (including, without limitation, voting rights and any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until the Shares have been issued to Participant. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Shares are issued.

6.    Withholding. The Company’s obligation to make payment of vested Restricted Share Units shall be subject to the Participant’s satisfaction of any applicable federal, state, local and foreign withholding obligations or withholding taxes, including any employer minimum statutory withholding (“Withholding Taxes”), and the Participant shall pay the amount of any such Withholding Taxes to the Company as set forth in this Section 6. The Participant may satisfy his or her obligation to pay the Withholding Taxes by (i) having the Company withhold Shares otherwise deliverable to the Participant pursuant to settlement of vested Restricted Share Units; or (ii) delivering, actually or by attestation, to the Company shares of Common Stock already owned by the Participant; provided that the amount of such Shares withheld or shares of Common Stock delivered (with the value of such Shares being based on the Fair Market Value of a Share of the Company’s Common Stock as of the payment date as determined by the Committee) shall not exceed the amount necessary to satisfy the minimum amount of Withholding Taxes. The Participant acknowledges and agrees that the Company has the right to deduct from compensation or other amounts owing to the Participant an amount not to exceed the Withholding Taxes.

7.    Covenants. As a condition to the receipt of the Award (which shall be forfeited in the event of noncompliance with this Section 7 ), the Participant hereby agrees to adhere to the covenants set forth in Section 14.8 of the Plan, which include confidentiality, non-competition and non-solicitation covenants.

8.    No Guarantee of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employ of the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause.

9.    Amendment. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, this Agreement and the Restricted Share Units, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant or any holder or beneficiary of the Restricted Share Units shall not to that extent be effective without the consent of the Participant, holder or beneficiary; and provided further that no consent of the Participant or any holder or beneficiary shall be required for any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination to the extent necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations or rulings, including but not limited to the provisions of Section 409A of the Code necessary to avoid tax penalties to the Participant. The Committee is authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Agreement and the Restricted Share Units as set forth in the Plan.

10.    Determinations by the Committee. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or this Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons.

11.    Provisions of the Plan. The Participant hereby acknowledges receipt of a copy of the Plan with this Agreement and agrees to be bound by all the terms and provisions of the Plan. This Agreement is governed by the terms of the Plan, and in the case of any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern. This Agreement, read together with the Plan, represents the entire understanding and agreement between the Company and the Participant, and shall supersede any prior agreement and understanding between the parties with respect to the matters contained herein. This Agreement, and any payment of Shares in settlement of the Restricted Share Units, shall be subject to any policy of the Company regarding the recoupment or clawback of compensation as in effect at the date of this Agreement or hereafter adopted by the Board.

12.    Nontransferability of Restricted Share Units.  Except as otherwise provided in the Plan, the Restricted Share Units and this Agreement shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units otherwise than as permitted by the Plan and this Agreement shall, at the election of the Company, be null and void. Transfer of the Restricted Share Units for value is not permitted under the Plan or this Agreement.

13.    Notices. Any notice required or permitted to be given to the Participant under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company’s principal office.

14.    Waiver. The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

15.    Section 409A.

(a)    For the avoidance of doubt, the Restricted Share Units granted under this Agreement are intended to be exempt from or otherwise comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be either exempt from or in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

(b)    Notwithstanding any other payment schedule provided herein to the contrary, if the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then any payment due under this Agreement that is considered “deferred compensation” under Section 409A of the Code payable on account of a Participant’s “separation from service” shall not be made until the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such “separation from service” of the Participant, and (B) the date of Participant’s death (the “Delay Period”) to the extent required under Code Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 15(b) shall be paid to the Participant in a lump sum in accordance with the Agreement.

(c)    A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of “deferred compensation” (as such term is defined in Code Section 409A) upon or following a termination of employment unless such termination is also a “separation from service” from the Company within the meaning of Code Section 409A (and, more specifically, Treasury Regulation 1.409A-1(h)) and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(d)    For the avoidance of doubt, any payment due under this Agreement within a period following the Participant’s termination of employment, death, Disability, Retirement or other event, shall be made on a date during such period as determined by the Company in its sole discretion.

16.    Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

17.    Successors. This Agreement shall inure to the benefit of and be binding upon any successor to the Company and shall inure to the benefit of the Participant's legal representative. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant's heirs, executors, administrator and successors.

18.    Electronic Communication. The Company may, in its sole discretion, decide to deliver any document related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third-party designated by the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Participant has accepted and signed this Agreement, all on the day and year first mentioned above.

UNITED NATURAL FOODS, INC.

By: __________________________

PARTICIPANT

______________________________

EXHIBIT A
Performance criteria and levels required to be achieved for payout;
payout percentage of Target Amount

[TO BE DETERMINED ON OR PRIOR TO GRANT]

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